UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): December 7, 2018

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Madison Avenue, Suite 306, New York, New York 10022

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (212) 980-9155

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

On December 7, 2018, Tonix Pharmaceuticals Holding Corp., a Nevada corporation (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with A.G.P./Alliance Global Partners, as representatives of the underwriters (the “Underwriter”), pursuant to which the Company agreed to issue and sell to the Underwriters in a firm commitment underwritten public offering (the “Offering”) an aggregate of (i) 861,710 Class A Units (the “Class A Units”), with each Class A Unit consisting of one share of the Company’s common stock, par value $0.001 per share (the “Common Stock”), and one five-year warrant (each a “Warrant” and collectively, the “Warrants”) to purchase one share of Common Stock at an exercise price equal to $3.50 per share of Common Stock, with each Class A Unit to be offered to the public at a public offering price of $3.50, and (ii) 11,984 Class B Units (the “Class B Units”, and together with the Class A Units, the “Units”), with each Class B Unit offered to the public at a public offering price of $1,000 per Class B Unit and consisting of one share of the Company’s Series A Convertible Preferred Stock (the “Series A Preferred Stock”), with a stated value of $1,000 and convertible into 285.7143 shares of Common Stock at the conversion price of $3.50 per share, and one Warrant to purchase 285.7143 shares of Common Stock at an exercise price equal to $3.50 per share of Common Stock. The Series A Preferred Stock will be convertible into an aggregate of 3,424,000 shares of Common Stock, and issued with Warrants to purchase an aggregate of 3,424,000 shares of Common Stock.

In addition, pursuant to the Underwriting Agreement, the Company granted the Underwriters a 45 day option (the “Over-allotment Option”) to purchase up to an additional 642,856 shares of Common Stock and/or additional Warrants to purchase an additional 642,856 shares of Common Stock, solely to cover over-allotments, if any. The Underwriters partially exercised the Over-allotment Option by electing to purchase from the Company additional Warrants to purchase 640,000 shares of Common Stock. The Offering, including the Warrants purchased in the partial exercise of the Over-allotment Option, closed on December 11, 2018. The Units are not certificated and the shares of Common Stock, Series A Preferred Stock and Warrants comprising the Units are immediately separable and will be issued separately in the Offering.

The Units are offered by the Company pursuant to a registration statement on Form S-1 (File No. 333-227228), as amended, filed with the Securities and Exchange Commission (the “Commission”), which was declared effective by the Commission on December 7, 2018 (the “Registration Statement”).

The conversion price of the Series A Preferred Stock and exercise price of the Warrants are subject to appropriate adjustment in the event of recapitalization events, stock dividends, stock splits, stock combinations, reclassifications, reorganizations or similar events affecting the Company’s Common Stock.

The Warrants will be immediately exercisable at a price of $3.50 per share of Common Stock (which is 100% of the public offering price of the Class A Units) (subject to a call option) and will expire on December 11, 2023. The Company has the option to “call” the exercise of any or all of the warrants, from time to time after any 10-consecutive trading day period during which the daily VWAP of the Common Stock is not less than $10.50 for such 10-consecutive trading day period. If at the time of exercise, there is no effective registration statement registering, or no current prospectus available for, the issuance of the shares of Common Stock to the holder, then the Warrants may only be exercised through a cashless exercise. No fractional shares of Common Stock will be issued in connection with the exercise of a Warrant. In lieu of fractional shares, the holder will receive an amount in cash equal to the fractional amount multiplied by the fair market value of any such fractional shares.

A holder will not be entitled to exercise any Warrant or convert any shares of the Series A Preferred Stock if, upon giving effect to such exercise or conversion, it would cause the aggregate number of shares of Common Stock beneficially owned by the holder (together with its affiliates) to exceed 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to the exercise. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99% upon at least 61 days’ prior notice from the holder to the Company.

The net proceeds to the Company from the Offering, after deducting the Underwriters’ discounts, fees and expenses and the Company’s estimated Offering expenses, and excluding the proceeds, if any, from the exercise of the Warrants issued in the Offering, are expected to be approximately $13.7 million. The Company anticipates using the net proceeds from the Offering to help fund the Company’s new Phase 3 study using a modified trial design for our lead product candidate, TNX-102 SL, and for working capital and other general corporate purposes.

The Underwriting Agreement contains representations and warranties that the parties made to, and solely for the benefit of, the other in the context of all of the terms and conditions of that agreement and in the context of the specific relationship between the parties. The provisions of the Underwriting Agreement, including the representations and warranties contained therein, are not for the benefit of any party other than the parties to such agreements and are not intended as documents for investors and the public to obtain factual information about the current state of affairs of the parties to those documents and agreements. Rather, investors and the public should look to other disclosures contained in the Company’s filings with the Securities and Exchange Commission.

The Company also entered into a warrant agency agreement with its transfer agent, vStock Transfer, LLC, who will act as warrant agent for the Company, setting forth the terms and conditions of the Warrants sold in the Offering (the “Warrant Agency Agreement”).

The foregoing summaries of the terms of the Underwriting Agreement, the Warrant Agency Agreement and Warrants are subject to, and qualified in their entirety by reference to, the Underwriting Agreement and the Warrant Agency Agreement (including the form of Warrant), which are filed as Exhibits 1.01, and 4.01, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

In connection with the Offering, the Company filed a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock (the “Certificate of Designation”) on December 7, 2018, with the Secretary of State of the State of Nevada that became effective on December 7, 2018. The Certificate of Designation provides for the issuance of the shares of Series A Preferred Stock. With certain exceptions, the shares of Series A Preferred Stock rank on par with the shares of the Common Stock, in each case, as to dividend rights and distributions of assets upon liquidation, dissolution or winding up of the Company.

With certain exceptions, as described in the Certificate of Designation, the shares of Series A Preferred Stock have no voting rights. However, as long as any shares of Series A Preferred Stock remain outstanding, the Certificate of Designation provides that the Company shall not, without the affirmative vote of holders of a majority of the then outstanding shares of Series A Preferred Stock, (i) alter or change adversely the powers, preferences or rights given to the Series A Preferred Stock or alter or amend the Certificate of Designation, (ii) amend the Company’s articles of incorporation or other charter documents in any manner that adversely affects any rights of the holders, (iii) increase the number of authorized shares of Series A Preferred Stock, or (iv) enter into any agreement with respect to any of the foregoing.

Each share of Series A Preferred Stock is convertible at any time at the holder’s option into a number of shares of Common Stock (subject to adjustment for reverse and forward stock splits, stock dividends, stock combinations and other similar transactions as specified in the Certificate of Designation) at a conversion price equal to the stated value of the Series A Preferred Stock of $1,000 divided by the public offering price of the Class A Units in the Offering, or 3.50.

Shares of the Series A Preferred Stock are not entitled to receive any dividends, unless and until specifically declared by the Company’s board of directors. The holders of the Series A Preferred Stock will participate, on an as-if-converted-to-common stock basis, in any dividends to the holders of Common Stock. The Company is not obligated to redeem or repurchase any shares of Series A Preferred Stock. Shares of Series A Preferred Stock are not otherwise entitled to any redemption rights or mandatory sinking fund or analogous fund provisions.

The terms of the Series A Preferred Stock are set forth in the Certificate of Designation, as amended, are not complete and are qualified in its entirety by reference to the full text which is filed as Exhibit 3.01 hereto and incorporated by reference herein.

Item 8.01. Other Events.

On December 7, 2018, the Company issued a press release announcing the pricing of the Offering. On December 11, 2018, the Company issued a press release announcing the closing of the Offering. Copies of the press releases are attached hereto as Exhibits 99.01 and 99.02, respectively, and are incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.

	1.01	Underwriting Agreement, dated December 7, 2018, by and between Tonix Pharmaceuticals Holding Corp. and A.G.P./Alliance Global Partners, as representative of the underwriters
	3.01	Certificate of Designation of Series A Convertible Preferred Stock
	3.02	Warrant Agency Agreement, dated December 7, by and between Tonix Pharmaceuticals Holding Corp. and vStock Transfer, LLC (including the form of warrant certificate)
	99.01	Press release of Tonix Pharmaceuticals Holding Corp., dated December 7, 2018
	99.02	Press release of Tonix Pharmaceuticals Holding Corp., dated December 11, 2018

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: December 11, 2018	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer